PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-267991

SenesTech, Inc.

67,572 Shares of Common Stock and Accompanying Series A Warrants to Purchase 67,572 Shares of
Common Stock and Series B Warrants to Purchase 67,572 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,361,000 Shares of Common Stock and Accompanying Series A Warrants to Purchase 1,361,000 Shares of
Common Stock and Series B Warrants to Purchase 1,361,000 Shares of Common Stock

1,361,000 Shares of Common Stock Underlying the Pre-Funded Warrants, 1,428,572 Shares of Common Stock Underlying the
Series A Warrants and 1,428,572 Shares of Common Stock Underlying the Series B Warrants

Placement Agent Warrants to Purchase 107,143 Shares of Common Stock

We are offering 67,572 shares of our common stock, par value $0.001 per share (“Common Stock”), together with Series A warrants (the “Series A Warrants”) to purchase 67,572 shares of our Common Stock and Series B warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Series Warrants”) to purchase 67,572 shares of our Common Stock (and the shares of Common Stock that are issuable from time to time upon exercise of the Series Warrants) pursuant to this prospectus. The shares of Common Stock and Series Warrants will be issued separately but must be purchased together, and the Series Warrants will be issued to purchasers in the ratio of one to one per share of Common Stock. The Series A Warrants will be exercisable beginning on the date of issuance (the “Initial Exercise Date”), at an exercise price of $3.165 per share and will expire on the five-year anniversary of the Initial Exercise Date. The Series B Warrants will be exercisable beginning on the Initial Exercise Date, at an exercise price of $3.165 per share and will expire 13 months from the Initial Exercise Date.

We are also offering to those purchasers whose purchase of our Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, in lieu of purchasing Common Stock, 1,361,000 pre-funded warrants to purchase 1,361,000 shares of our Common Stock (the “Pre-Funded Warrants”), together with Series A Warrants to purchase 1,361,000 shares of our Common Stock and Series B Warrants to purchase 1,361,000 shares of our Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of our Common Stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share of Common Stock. Each Pre-Funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and Series Warrants must be purchased together but are immediately separable and will be issued separately in this offering. Pursuant to this prospectus, we are also offering the shares of Common Stock issuable upon the exercise of the Series Warrants and the Pre-Funded Warrants.

Each Pre-Funded Warrant is exercisable for one share of our Common Stock (subject to adjustment as provided for therein), provided that the holder will be prohibited from exercising Pre-Funded Warrants for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There will only be one closing in connection with this offering.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.” There is no established public trading market for the Pre-Funded Warrants or Series Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants or Series Warrants on any national securities exchange. Without an active trading market, the liquidity of the Series Warrants and the Pre-Funded Warrants will be limited.

On November 15, 2022, we amended our amended and restated certificate of incorporation to effect a 1-for-20 reverse split of our issued and outstanding shares of our Common Stock. All share and per share data in this prospectus gives effect to the reverse stock split. Our quarterly report on Form 10-Q for the three months ended September 30, 2022, filed on November 14, 2022, and all other documents incorporated by reference into this prospectus that were filed prior to November 15, 2022 do not give effect to the reverse stock split.

On November 16, 2022, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $3.25 per share. The public offering price per share of Common Stock and/or any Pre-Funded Warrant, together with the Series Warrants that accompany Common Stock or a Pre-Funded Warrant is $3.50.

We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below. See “Plan of Distribution” on page 43 of this prospectus for more information regarding these arrangements.

	Per Share and Series Warrants	Per Pre-Funded Warrant and Series Warrants	Total
Public offering price	$3.50	$3.4999	$5,000,002
Placement Agent fees(1)	0.40	0.40	580,950
Proceeds, before expenses, to us	$3.10	$3.0999	$4,419,052

____________

(1)           We have agreed to (i) pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in this offering, (ii) pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering, (iii) reimburse the Placement Agent for non-accountable expenses in an amount up to $40,000 or 3% of the aggregate gross proceeds of this offering, whichever is less, (iv) reimburse the Placement agent for its reasonable and documented out-of-pocket expenses, including legal fees of up to $100,000, and (v) reimburse the Placement Agent for its closing costs, including reimbursement of the out-of-pocket costs of the clearing agent, in an amount of up to $15,950. See “Plan of Distribution” for a description of the compensation to be received by the Placement Agent.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 11 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Delivery of the Common Stock, Pre-Funded Warrants and the Series Warrants offered hereby is expected to be made on or about November 18, 2022, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is November 16, 2022

You should read this prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement before making an investment in our securities. Please read “Where You Can Find Additional Information” for more information. We have not and the Placement Agent has not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus and the documents incorporated by reference or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of its date, or the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock and Series Warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

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about this prospectus

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, references in this prospectus to “SenesTech,” “we,” “our” and “our company” refer to SenesTech, Inc., a Delaware corporation, and our subsidiaries. Our registered trademarks currently used in the United States include SenesTech,, our logo including “Sound science. Effective solutions.” and Contrapest. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated herein by reference in this prospectus, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “suggests,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this prospectus include statements regarding:

•        our expectation to continue to pursue regulatory approvals and amendments to the existing U.S. registration for ContraPest to broaden the marketability and use of ContraPest, and if ContraPest begins to generate sufficient revenue, regulatory approvals for additional jurisdictions beyond the United States;

•        our belief that ContraPest is unique in the pest control industry in attacking the reproductive systems of both male and female rats;

•        our belief that our field data shows ContraPest will result in a sustained reduction of the rat population;

•        our belief that ContraPest is the first and only non-lethal, fertility control product approved by the EPA for the management of rodent populations;

•        our expectation to continue to incur significant expenses and operating losses for the foreseeable future;

•        our expectation that cash and cash equivalents at September 30, 2022, in combination with anticipated revenue and any additional sales of our equity securities, will be sufficient to fund our current operations for at least the next three to six months;

•        our belief that sales increased in part due to continued focus of our internet sales initiatives, enhanced strategic partnership and collaborations with key distributors and PMPs;

•        our belief that the increased sales activity from our field sales organization was due in part to the launch of our new Elevate product offering;

•        our plan to continue to utilize various forms of stock-based compensation awards to attract and retain qualified employees;

•        our anticipation that stock-based compensation expense will continue to represent a significant portion of our selling, general and administrative expenses for the foreseeable future;

•        our expectation our expenses to continue or increase in connection with our ongoing activities, particularly as we focus on marketing and sales of ContraPest;

•        our expectation to continue to grant stock options and other equity-based awards, such as restricted stock units, in the future and to continue to recognize stock-based compensation expense in future periods;

•        our goal to shift resources to commercialization, significantly reducing our year-over-year burn rate and achieving a 50% or greater margin;

•        federal, state and municipal budgets may delay or impede their ability to make near term purchases of our products;

•        our belief that prolonged impact on the suppliers we rely on for the purchase of raw material ingredients by the COVID-19 pandemic could impact future manufacturing operations;

•        our maintaining and obtaining regulatory approval of our products and product candidates;

•        our successful commercialization of ContraPest;

•        our ability to obtain market acceptance, commercial viability and profitability of ContraPest and other products;

•        our ability to market our products and establish an effective sales force and marketing infrastructure to generate significant revenue;

•        the success of our research and development activities;

•        our ability to retain and attract key personnel to develop, operate and grow our business;

•        our ability to meet our working capital needs;

•        our estimates or expectations related to our revenue, cash flow, expenses, capital requirements and need for additional financing;

•        our belief that if we encounter continued issues or delays in the commercialization of ContraPest, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future and continue as a going concern;

•        our belief that we are potentially subject to concentrations of credit risk in our accounts receivable;

•        our belief that our existing facilities are adequate and meet our current needs for business, manufacturing and research;

•        our ability, and the time required, to improve our cost structure and gross margins, and limit our cash burn;

•        our plans for our business, including for research and development;

•        our ability to enter into strategic arrangements and to achieve the expected results from such arrangements;

•        the adequacy of our facilities to meet our current needs;

•        the initiation, timing, progress and results of field studies and other studies and trials and our research and development programs;

•        our belief the claims against us do not have merit and our intention to aggressively defend against these accusations;

•        our belief the litigation against us is not likely to have a material effect on our operations;

•        our financial performance, including our ability to fund operations; and

•        developments and projections relating to our projects, competitors and our industry, including legislative developments and impacts from those developments.

These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and situations that are difficult to predict and that may cause our own, or our industry’s, actual results to be materially different from the future results that are expressed or implied by these statements. Accordingly, actual results may differ materially from those anticipated or expressed in such statements as a result of a variety of factors, including those discussed in Item 1A-“Risk Factors” of Part I of our Annual Report on Form 10-K, for the year ended December 31, 2021, filed with the SEC on March 29, 2022, and those contained from time to time in our other filings with the SEC. A number of factors could cause our actual results to differ materially from those indicated by the forward-looking statements. Such factors include, among others, the following:

•        the impacts and implications of the COVID-19 pandemic;

•        the successful commercialization of our products;

•        market acceptance of our products; and

•        regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the SEC, including this prospectus.

All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. The forward-looking statements contained in or incorporated by reference into this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance or achievements.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022, our Quarterly Report on Form 10-Q for the three month period ended March 31, 2022, filed with the SEC on May 13, 2022, our Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2022, filed on August 12, 2022, and our Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2022, filed on November 14, 2022. Please read “Where You Can Find Additional Information” on page 46 of this prospectus.

Our Company

Overview

We have developed and are commercializing a proprietary technology for managing animal pest populations, initially rat populations, through fertility control. Although there are myriad tools available to control rat populations, most rely on some form of lethal method to achieve effectiveness. Each of these solutions is inherently limited by rat species’ resilience and survival mechanisms as well as their extraordinary rate of reproduction. ContraPest®, our initial product, is unique in the pest control industry in affecting the reproductive systems of both male and female rats, which our field data shows will result in a sustained reduction of the rat population.

Rats have plagued humanity throughout history. They pose significant threats to the health and food security of many communities. In addition, rodents cause significant product loss and damage through consumption and contamination. Rats also cause significant damage to critical infrastructure by burrowing beneath foundations and gnawing on electrical wiring, insulation, fire proofing systems, electronics and computer equipment.

The most prevalent solution to rat infestations is the use of increasingly powerful rodenticides. Although these solutions provide short term results, there are growing concerns about secondary exposure and bioaccumulation of rodenticides in the environment, as well as concerns about rodenticides that have no antidotes. The pest management industry and Pest Management Professionals (“PMPs”) are being asked by their customers and their communities for new solutions that are both effective and less toxic. Our goal is to provide customers with not only a highly effective solution to combat their most difficult rat problems, but also offer a non-lethal option to serve customers that are looking to decrease or remove the amount of rodenticide used in their pest control programs.

ContraPest is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide (“VCD”) and triptolide, a botanically derived compound. ContraPest limits reproduction of male and female rats beginning with the first breeding cycle following consumption. ContraPest is currently being marketed for use in controlling Norway and roof rat populations.

SenesTech began the registration process with the United States Environmental Protection Agency (the “EPA”) for ContraPest on August 23, 2015. On August 2, 2016, the EPA granted an unconditional registration for ContraPest as a Restricted Use Product (“RUP”), due to the need for applicator expertise for deployment. On October 18, 2018, the EPA approved the removal of the RUP designation. We believe ContraPest is the first and only fertility control product designed to be non-lethal, registered with the EPA, for the management of rat populations.

In addition to the EPA registration of ContraPest in the United States, ContraPest must obtain registration from the various state regulatory agencies prior to selling in each state. We have received registration for ContraPest in all 50 states and the District of Columbia, 49 of which have approved the removal of the RUP designation.

In the first quarter of 2022, we received approval for and began marketing an additional dispenser format for ContraPest, the Elevate® Bait System with ContraPest®. This system provides an additional delivery method particularly appropriate for roof rat populations.

We expect to continue to pursue regulatory approvals and amendments to the existing U.S. registration for ContraPest, and if ContraPest begins to generate sufficient revenue, regulatory approvals for additional jurisdictions beyond the United States. In certain cases, our EPA and state registrations require completion of testing and certifications even though we have received approval for the product or its labelling. We continue to seek to comply with these requirements.

The Company also continues to research and develop enhancements to ContraPest that align with our target verticals and other potential fertility control options for additional species, such as mice.

Our intellectual property portfolio supporting ContraPest consists of nine international patent filings (in the United States, Europe, Canada, Brazil, Russia, Japan, Mexico, South Korea, and Australia) addressing the ContraPest compound. Claims directed toward the compound include composition-of-matter involving a diterpenoid epoxide or salts thereof in combination with an organic diepoxide, use claims for inducing follicle depletion and for reducing the reproductive capability of a mammalian animal or non-human mammalian population. Issued claims will have a patent term extending to 2033 or longer based on patent term determinations in each of the filing countries. The novelty of ContraPest extends to its method of field distribution and has required innovation to perfect the dosing of our product to rodents. We recently filed and received approval for a U.S. patent application covering our liquid delivery system, which is used in our EVO bait station. The patent will expire in 2038.

We also have an exclusive patent license with the University of Arizona for background intellectual property that we plan to employ for future product development in the domestic animal fertility control market. The patent claims in the United States, Australia and New Zealand cover the use of 4-vinylcyclohexene diepoxide to deplete ovarian follicles in individual mammals and mammal populations. The license agreement, signed in 2005, will terminate with the last-to-expire patent claims, which have a term extending to 2025.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Recent Developments

On November 14, 2022, we announced the appointment of Joel Fruendt to replace Kenneth Siegel, who is retiring, as our Chief Executive Officer. Mr. Fruendt was also appointed as a member of our Board of Directors. Mr. Fruendt’s appointments, and Mr. Siegel’s retirement, were effective November 15, 2022. Mr. Siegel has agreed to continue in a consultative, non-officer role, as Executive Director of our company, a position from which he is expected to retire on December 31, 2022.

Mr. Fruendt, 61, previously served as the President and Chief Executive Officer of Safe Reflections, Inc., a provider of colorfast, durable, reflective solutions to the occupational safety and military training apparel markets.

Nasdaq Listing Extension

As previously disclosed, on March 2, 2022, we received a letter from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) providing notification that the bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days and our Common Stock no longer met the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2) (the “Rule”). We were provided a period of 180 calendar days, or until August 29, 2022, in which to regain compliance with the Rule.

On August 31, 2022, we received notice from Nasdaq indicating that, while we have not regained compliance with the Rule, the Staff has determined that we are eligible for an additional 180 calendar day period, or until February 27, 2023, to regain compliance. The Staff’s determination was based on (i) our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day period the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written confirmation of compliance. If compliance cannot be demonstrated by February 27, 2023, the Staff will provide written notification to us that our Common Stock will be delisted. At that time, we may appeal the Staff’s determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the Rule or maintain compliance with other Nasdaq continued listing requirements.

Reverse Stock Split

On October 12, 2022, our stockholders approved a reverse stock split of our Common Stock, par value $0.001 per share, at a ratio of not less than 1-for-5 and not more than 1-for-20, with the actual ratio to be determined by our board of directors (the “2022 Reverse Split”). On November 15, 2022, the Reverse Split Committee of our Board of Directors approved a final split ratio of one-for-twenty (1:20). Following such approval, we filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the 2022 Reverse Stock Split, with an effective time of 11:59 p.m., Eastern Time on November 15, 2022. The 2022 Reverse Stock Split had the effect of reducing the aggregate number of outstanding shares of common stock from 12,212,950 shares on a pre-reverse-split basis to a total of 610,648 shares outstanding on a post-reverse split basis. The number of authorized shares of our Common Stock will remain unchanged at 100,000,000 shares after the 2022 Reverse Split.

Unless otherwise noted, the share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this prospectus, including those as of dates prior to the completion of the 2022 Reverse Split, have been adjusted to give effect to the 2022 Reverse Split.

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

SUMMARY OF THE OFFERING

Common stock offered by us	67,572 shares of Common Stock on a “best efforts” basis.
Description of Series Warrants

We are issuing to purchasers of shares of our Common Stock and/or our Pre-Funded Warrants in this offering a Series A Warrant to purchase one share of our Common Stock and a Series B Warrant to purchase one share of our Common Stock for each share and/or Pre-Funded Warrant purchased in this offering for a combined purchase price of $3.50 (less $0.0001 per Pre-Funded Warrant). The Series A Warrants and the Series B Warrants are referred to herein together as the “Series Warrants.” Each Series A Warrant will have an exercise price of $3.165 per share, will be exercisable upon issuance and will expire five years from the date of issuance. Each Series B Warrant will have an exercise price of $3.165 per share, will be exercisable upon issuance and will expire 13 months from the date of issuance. See “Description of Securities We Are Offering — Series Warrants.” This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Series Warrants and the Placement Agent Warrants.

Description of Pre-Funded Warrants

We are also offering to each purchaser whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, 1,361,000 Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common Stock outstanding prior to this offering	610,648 shares.
Common Stock to be outstanding after this offering

678,220 shares (assuming none of the Pre-Funded Warrants or Series Warrants issued in this offering or warrants issued to the Placement Agent in connection with this offering, which we refer to as the “Placement Agent Warrants,” are exercised).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $4,250,000, after deducting the placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Series Warrants. We intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.”

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” and the documents incorporated by reference herein before deciding to invest in our securities.
Lock-up agreements

We and all of our executive officers and directors will enter into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not, without the prior written approval of the Placement Agent, offer, sell, contract to sell or otherwise dispose of or hedge Common Stock or securities convertible into or exchangeable for Common Stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 90 days after the date of the closing of this offering. For more information, see “Plan of Distribution.”

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”
Listing of Series Warrants

We do not intend to list the Pre-Funded Warrants or the Series Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and the Series Warrants will be extremely limited.

The discussion and tables above are based on 610,648 shares of our Common Stock outstanding as of November 14, 2022, which excludes shares of our Common Stock that may be issued upon exercise of Pre-Funded Warrants and Series Warrants issued in this offering, 128,742 shares of Common Stock issuable upon exercise of outstanding options, 226,572 shares of Common Stock issuable upon exercise of outstanding warrants, 210,670 shares available for grant under our Equity Incentive Stock Plans, as of such date, and shares of Common Stock issuable upon exercise of the Placement Agent Warrants to be issued pursuant to this prospectus.

RISK FACTORS

Investing in our securities, including our Common Stock, our Pre-Funded Warrants and our Series Warrants, involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, including our future reports on Form 10-K and 10-Q. These risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

See also the statements contained under the heading “Forward-Looking Statements.”

Summary Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, results of operations, financial condition, and prospects. These risks are discussed more fully below and include risks related to the following:

Risks Related to Our Business

•        Our success is dependent on the successful commercialization of ContraPest.

•        ContraPest and our other product candidates, if approved, may not achieve adequate market acceptance necessary for commercial success.

•        If we cannot successfully commercialize our products, especially ContraPest, we will not become profitable.

•        We will require additional capital to fund our operations. Failure to obtain this necessary capital if needed may force us to delay, limit, or terminate our product development efforts or other operations.

•        ContraPest is the first product we have marketed, and if we are unable to establish and maintain an effective sales force and marketing and distribution infrastructures, or enter into and rely upon acceptable third-party relationships, we may be unable to generate any revenue.

•        The misuse of our products may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

•        The coronavirus pandemic may continue to adversely affect our business, and other similar public health crises could result in similar or other harms.

•        We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing invasion of Ukraine by Russia.

Risks Related to Regulatory Matters

•        Regulatory approval processes of the EPA and comparable foreign regulatory authorities are lengthy, time-consuming and unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business may fail.

•        Even following receipt of any regulatory approval for ContraPest and our other product candidates, we will continue to face extensive regulatory requirements and our products may face future development and regulatory difficulties.

•        Our future success may also be dependent on regulatory approval and commercialization of other product candidates.

•        Even following receipt of any regulatory approval for ContraPest and our other product candidates, we will continue to be subject to regulation of our manufacturing processes and advertising practices.

•        Failure to obtain regulatory approval in foreign jurisdictions would prevent ContraPest or any other product candidates from being marketed in those jurisdictions.

Risks Related to our Operations and Supply Chain

•        We depend on key personnel to operate our business. If we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

•        We have internal manufacturing capabilities to meet our current and near term forecasted demand for ContraPest, however, we must develop additional manufacturing capability or rely upon third parties to manufacture our products to meet future demand and our single location manufacturing operations could be disrupted.

•        We will need to expand our operations and grow the size of our organization, and we may experience difficulties in managing this growth.

•        Business or supply chain disruptions could seriously harm our future revenues and financial condition and increase our costs and expenses, particularly because we have limited suppliers and a critical ingredient is currently sourced from China.

•        We are dependent on triptolide, a key ingredient for ContraPest, which has limited sources and must be in a very refined condition.

•        A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.

Risks Related to Our Intellectual Property and Legal Actions

•        If we fail to obtain or protect intellectual property rights, our competitive position could be harmed.

•        Intellectual property rights do not necessarily address all potential threats to any competitive advantage we may have.

•        Our technology may be found to infringe third party intellectual property rights.

•        We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

•        We may be subject to legal proceedings in the ordinary course of our business that could result in significant harm to our business, financial condition and operating results.

•        Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

Risks Related to our Reporting and Cybersecurity

•        We have not fully assessed our internal control over financial reporting. If we experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

•        Privacy breaches and other cyber security risks related to our business could negatively affect our reputation, credibility and business.

Risks Related to our Capital Stock, Funding and Trading in our Stock

•        We have incurred significant operating losses every quarter since our inception and anticipate that we will continue to incur significant operating losses in the future.

•        If we are unable to continue as a going concern, our securities will have little or no value.

•        Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

•        Our share price is volatile, which could subject us to securities class action litigation and your investment in our securities could decline in value.

•        Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of the shares and dilute stockholders.

•        An active market in the shares may not continue to develop in which investors can resell our Common Stock.

•        If securities or industry analysts, or other sources of information, do not publish research, or publish inaccurate or unfavorable research or other information about our business, our stock price and trading volume could decline.

•        We may not be able to comply with all applicable listing requirements or standards of The Nasdaq Capital Market and Nasdaq could delist our Common Stock.

•        Our reverse stock splits may decrease the liquidity of the shares of our Common Stock.

•        Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

•        Our corporate documents, Delaware law and certain warrants contain provisions that could discourage, delay or prevent a change in control of our company.

Risks Related to this Offering

•        Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

•        The public offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our Common Stock.

•        If you purchase the Common Stock or Pre-Funded Warrants sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuance.

•        There is no public market for the Pre-Funded Warrants or the Series Warrants being offered in this offering.

•        Holders of Pre-Funded Warrants or Series Warrants purchased in this offering will have no rights as Common Stockholders until such holders exercise their Series Warrants and acquire our Common Stock.

•        Provisions of the Series Warrants offered by this prospectus could discourage an acquisition of us by a third party.

•        The sale of our Common Stock or Pre-Funded Warrants, as applicable, and the Series Warrants in this offering could result in the reset of the exercise price of certain outstanding warrants.

•        You will experience immediate and substantial dilution in the net tangible book value per share of Common Stock included in the Units or issuable upon exercise of the Series Warrants or the Placement Agent Warrants in this offering.

•        The Series Warrants in this offering are speculative in nature.

•        We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

•        This is a best efforts offering. No minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

Risks Related to our Business

Our success is dependent on the successful commercialization of ContraPest.

The EPA granted registration approval for ContraPest effective August 2, 2016, and as of July 12, 2018, we have received registration for ContraPest in all 50 states and the District of Columbia. However, we have not yet had significant sales of ContraPest, which is our only product to date that is available for commercialization and the generation of revenue.

ContraPest and our other product candidates, if approved, may not achieve adequate market acceptance necessary for commercial success.

Even following receipt of regulatory approval for ContraPest or future regulatory approval of our other product candidates, such products may not gain market acceptance. Market acceptance of any of our product candidates for which we receive approval depends on a number of factors, including the following:

•        the potential and perceived advantages of product candidates over alternative or complementary products;

•        the effectiveness of our sales and marketing efforts and those of our collaborators;

•        the efficacy and safety of such product candidates as demonstrated in trials;

•        the uses, indications or limitations for which the product candidate is approved;

•        product labeling or product insert requirements of the EPA or other regulatory authorities;

•        the timing of market introduction of our products as well as future competitive or alternative products;

•        relative convenience and ease of use; and

•        unfavorable publicity relating to the product.

If we cannot successfully commercialize our products, especially ContraPest, we will not become profitable.

If any of our approved product candidates fail to achieve sufficient market acceptance, we will not be able to generate significant revenues or become profitable. The commercial success of ContraPest will depend on a number of factors, including the following:

•        the execution of our commercial strategy and the successful expansion of our commercial organization;

•        our success in educating end users about the benefits, administration and use of ContraPest;

•        the effectiveness of our own or our potential strategic partners’ marketing, sales and distribution strategy and operations;

•        convincing PMPs to deploy ContraPest in quantity as an enhancement to, or replacement of, their current strategy of rodenticide use;

•        continued refinement of our pricing strategy;

•        our ability to manufacture quantities of ContraPest using commercially acceptable processes and at a scale sufficient to meet anticipated demand and enable us to reduce our cost of manufacturing; and

•        a continued acceptable safety profile of ContraPest.

Many of these factors are beyond our control. If we are unable to successfully commercialize ContraPest, we may not be able to earn sufficient revenues or profits to continue our business.

We will require additional capital to fund our operations. Failure to obtain this necessary capital if needed may force us to delay, limit, or terminate our product development efforts or other operations.

Commercialization of ContraPest and developing further product candidates, including conducting experiments and field studies, obtaining and maintaining regulatory approval and commercializing any products approved for sale, is a time-consuming, expensive and uncertain process that takes years to complete. We expect our expenses to continue and to increase in connection with our ongoing activities, particularly as we advance our commercialization activities. We may expand our operations, and as a result of many factors, some of which may be currently unknown to us, our expenses may be higher than expected. Securing additional financing may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates, including ContraPest. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to take certain actions, including the following:

•        significantly delay, scale back or discontinue the development or commercialization of our product candidates, including ContraPest;

•        seek strategic partners for the manufacturing, sales and distribution of ContraPest or any of our other product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available; and

•        relinquish, or license on unfavorable terms, our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves.

The occurrence of any of the events described above would have a material adverse effect on our business, operating results and prospects and on our ability to develop our product candidates.

ContraPest is the first product we have marketed, and if we are unable to establish and maintain an effective sales force and marketing and distribution infrastructures, or enter into and rely upon acceptable third-party relationships, we may be unable to generate any revenue.

We continue to develop a functional infrastructure for the sales, marketing, and distribution of our products and the cost of establishing and maintaining such an infrastructure may exceed the cost-effectiveness of doing so. In order to market ContraPest and any other products that may be registered with the EPA and comparable foreign regulatory authorities, we must continue to build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for which we would incur substantial costs. If we are unable to establish and maintain adequate sales, marketing, and distribution capabilities, whether independently or with third parties, we may not be able to generate sufficient product revenue to become profitable. Without an effective internal commercial organization or the support of a third party to perform sales and marketing functions, we may be unable to compete successfully.

The misuse of our products may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Customers, technicians, or service providers could use our products in a manner that is inconsistent with the products’ intended use. We train our marketing personnel and sales representatives to not promote our products for uses outside of the intended use, however, we cannot otherwise prevent all instances of misuse. Further, the marketing and sales representatives that we have hired to help meet the demand for our products may not have received proper training or have the working knowledge needed to adequately advise our customers how to safely use our products. Misuse of our products may cause an increased risk of injury to customers, which could harm our reputation in the marketplace, as well as lead to potential product liability lawsuits.

The coronavirus pandemic may continue to adversely affect our business, and other similar public health crises could result in similar or other harms.

The outbreak of the novel coronavirus (COVID-19) pandemic resulted in widespread travel and transportation restrictions and closures of commercial spaces, industrial facilities and other spaces and businesses in and across the United States and the world, including in the locations we operate or target sales. As a result, our business has been impacted and we could face continued or more adverse effects. Even once COVID-19 has receded as a pandemic and the world economy has adapted to any continuing effects, another public health crisis with similar effects could develop and harm our business, financial results and liquidity. Our results and financial condition may be adversely affected by federal or state legislation, or other similar laws, regulations, orders or other governmental or regulatory actions or best practices, that would impose new restrictions on our ability to operate our business or customers to operate their businesses. The degree to which the continuing effects of the COVID-19 pandemic or similar public health crises may impact our results of operations and financial condition is unknown at this time and will depend on future developments, including the ultimate severity and the duration of the public health impacts, and further actions that may be taken by governmental authorities or businesses or individuals on their own initiatives in response to the public health threat.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing invasion of Ukraine by Russia.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and Russia’s launch of a full-scale military invasion of Ukraine in February 2022. Although the length and impact of the ongoing military conflict is highly unpredictable, the war in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit, and capital markets. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine, and subsequent military invasion in Ukraine have led to sanctions and other penalties being levied by the United States, the European Union, and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including the agreement by the U.S. and the EU to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional equity or debt funding. Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the war, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described herein.

In addition, as a result of the ongoing conflict between Russia and Ukraine, we may experience other risks, difficulties and challenges in the way we conduct our business and operations generally. For example, there may be an increased risk of cybersecurity attacks due to the current conflict between Russia and Ukraine, including cybersecurity attacks perpetrated by Russia or others at its direction in response to economic sanctions and other actions taken against Russia as a result of its invasion of Ukraine. Any increase in such attacks on us or our third-party providers or other systems could adversely affect our network systems or other operations. At this time, to the best of our knowledge, we do not believe we have experienced any cyberattacks that are related to the conflict between Russia and Ukraine. Although we have taken steps to enhance our protections against such attacks, we may not be able to address these cybersecurity threats proactively or implement adequate preventative measures and there can be no assurance that we will promptly detect and address any such disruption or security breach, if at all. A protracted conflict between Ukraine and Russia, any escalation of that conflict, and the financial and economic sanctions and import and/or export controls imposed on Russia by the United States, the UK, the EU, Canada and others, and the above-mentioned adverse effect on our operations (both in this region and generally) and on the wider global economy and market conditions could, in turn, have a material adverse impact on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares to decline.

Risks Related to Regulatory Matters

Regulatory approval processes of the EPA and comparable foreign regulatory authorities are lengthy, time-consuming and unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business may fail.

The EPA review process for a product with one or more new active ingredients typically takes approximately two years to complete and approval is never guaranteed. In addition, we continue to seek approvals to expand labels and use designations for ContraPest to broaden its market and usability. Our efforts could fail to receive approval from the EPA, with respect to ContraPest or our product candidates, or from a comparable foreign regulatory authority for many reasons, including the following:

•        disagreement over the design or implementation of our trials;

•        failure to demonstrate a product candidate is safe or works according to our claims;

•        failure to demonstrate a product candidate’s benefits outweigh its risks;

•        disagreement over our interpretation of data;

•        disagreement over whether to accept efficacy results from trials;

•        the insufficiency of data collected from trials to obtain regulatory approval;

•        irreparable or critical compliance issues relating to our manufacturing process; or

•        changes in the approval policies or regulations that render our data insufficient for approval.

Any of these factors, some of which are beyond our control, could jeopardize our ability to obtain regulatory approval of submittals. Any such setback in our pursuit of regulatory approval could have a material adverse effect on our business and prospects.

Even following receipt of any regulatory approval for ContraPest and our other product candidates, we will continue to face extensive regulatory requirements and our products may face future development and regulatory difficulties.

Even following receipt of any regulatory approval for ContraPest or our product candidates, our products will be subject to ongoing requirements by the EPA and comparable state and foreign regulatory authorities governing the manufacture, quality control, further development, labeling, packaging, storage, distribution, safety surveillance, import, export, advertising, promotion, recordkeeping and reporting of safety and other post-market information.

The safety profile of any product will continue to be closely monitored by the EPA, state and comparable foreign regulatory authorities after approval. In addition, we may be required, from time to time, to provide further testing results and certifications to the EPA and state regulatory agencies for ContraPest.

For instance, we have found it challenging to produce applicable stability test results for one of our active ingredients, due in part to the small quantity used in the final product and continue to work with the EPA to develop appropriate biological and/or chemical measurements for active ingredient stability. Because our data continues to demonstrate the long-term efficacy of ContraPest, we believe that the testing is a matter we will resolve.

If the EPA or comparable foreign regulatory authorities become aware of new information after approval of ContraPest or any other product candidate, or we are unable to adequately complete required testing and certification requirements, a number of potentially significant negative consequences could result, including the following:

•        we may be forced to suspend marketing of such product;

•        regulatory authorities may withdraw their approvals of such product after certain procedural requirements have been met;

•        regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such product;

•        the EPA or other regulatory bodies may issue safety alerts, press releases or other communications containing warnings about such product;

•        the EPA may require the establishment or modification of restricted use, or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our product and impose burdensome implementation requirements on us;

•        we may be required to change the way the product is administered or conduct additional trials;

•        we could be sued and held liable for harm caused;

•        we may be subject to litigation or product liability claims; and

•        our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

Moreover, existing government regulations may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of ContraPest or any other product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and/or be subject to different marketing requirements or fines or enhanced government oversight and reporting obligations, which would adversely affect our business, prospects, and ability to achieve or sustain profitability.

Our future success may also be dependent on regulatory approval and commercialization of other product candidates.

We are actively working on a semi-solid product and a product to control fertility in mice. We cannot commercialize our product candidates in the United States without first obtaining regulatory approval for each product and each use pattern from the EPA, and from any related applicable state authorities. Before obtaining regulatory approvals for the commercial sale of any product candidate for a target indication, the law requires that applicants demonstrate through laboratory and field studies and related data showing that the product candidate will perform its intended function without causing unreasonable adverse effects on the environment. The EPA or a comparable foreign regulatory authority may require more information, including additional data to support approval that may delay or prevent approval.

Even following receipt of any regulatory approval for ContraPest and our other product candidates, we will continue to be subject to regulation of our manufacturing processes and advertising practices.

As a manufacturer of pest control products, we are subject to continual government oversight and periodic inspections by the EPA and other regulatory authorities. If we or a regulatory agency discover problems with a facility where our products are manufactured, a regulatory agency may impose restrictions on the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing until certain procedural requirements have been met. The occurrence of any such event or penalty could limit our ability to market ContraPest or any other product candidates and generate revenue.

In addition, the EPA strictly regulates the advertising and promotion of pest control products, and these pest control products may only be marketed or promoted for their EPA approved uses, consistent with the product’s approved labeling. Advertising and promotion of any product candidate that obtains approval in the U.S. will be heavily scrutinized by the EPA, other applicable state regulatory agencies and the public. Violations, including promotion of our products for unapproved or off-label uses, are subject to enforcement actions, inquiries and investigations, and civil, criminal and/or administrative sanctions imposed by the EPA.

Failure to obtain regulatory approval in foreign jurisdictions would prevent ContraPest or any other product candidates from being marketed in those jurisdictions.

To market and sell our products globally, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. Obtaining foreign regulatory approvals and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties, and cost for us and could delay or prevent the introduction of our products in certain countries. Approval by the EPA does not ensure approval by regulatory authorities in other countries or jurisdictions, but EPA approval may influence decisions by the foreign regulatory authority. If we are unable to obtain approval of ContraPest or for any of our other product candidates by regulatory authorities in the world market, the commercial prospects of that product candidate may be significantly diminished and our business prospects could decline.

Risks Related to our Operations and Supply Chain

We depend on key personnel to operate our business. If we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our success is highly dependent on our ability to attract and retain highly skilled and experienced managerial, sales, research and development, and other personnel. If one or more of our executive officers or key employees terminates employment or becomes disabled or experiences long-term illness, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships, and the loss of their services might significantly delay or prevent the achievement of our research and development and business objectives. Qualified individuals with the breadth of skills and experience in our industry that we require are in high demand, and we may incur significant costs to attract them. Many of the other companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a more established history in the industry. They also may provide more diverse opportunities and better chances for career advancement. Our failure to attract and/or retain key personnel could impede the achievement of our research and development and commercialization objectives.

We have internal manufacturing capabilities to meet our current and near term forecasted demand for ContraPest, however, we must develop additional manufacturing capability or rely upon third parties to manufacture our products to meet future demand and our single location manufacturing operations could be disrupted.

Our existing internal manufacturing platform is adequate for meeting our current and near term forecasted demand for ContraPest. We may be required to spend significant time and resources to expand these manufacturing facilities to fully meet future demand. If we are unable to develop full-scale manufacturing capabilities, we may not be able to meet demand of our products without relying on third party manufacturers, which could adversely affect our operations or financial condition.

In addition, if our manufacturing operations fail or are disrupted for any reason, including because of labor, disasters, and/or equipment malfunctions, among others, our ability to timely produce ContraPest may be adversely affected, which would harm our sales and reputation. We only operate in a single location, which means we do not have back-up facilities to produce our products during a time when our manufacturing facility becomes unavailable.

We will need to expand our operations and grow the size of our organization, and we may experience difficulties in managing this growth.

As of October 21, 2022, we had 28 full-time employees. As our development and commercialization plans and strategies develop, we will need additional managerial, operational, sales, marketing, scientific and financial headcount and other resources. Our management, personnel, and systems currently in place may not be adequate to support this future growth. Future growth would impose significant added responsibilities on members of management, including the following:

•        identifying, recruiting, maintaining, motivating and integrating additional employees with the expertise and experience we will require;

•        managing our internal development efforts effectively while complying with our contractual obligations to licensors, licensees, contractors and other third parties;

•        managing additional relationships with various strategic partners, suppliers and other third parties;

•        managing our trials effectively, which we anticipate being conducted at numerous field study sites;

•        improving our managerial, development, operational, marketing, production and finance reporting systems and procedures; and

•        expanding our facilities.

Our failure to accomplish any of these tasks could prevent us from successfully growing our business.

Business or supply chain disruptions could seriously harm our future revenues and financial condition and increase our costs and expenses, particularly because we have limited suppliers and a critical ingredient is currently sourced from China.

Our operations could be subject to a variety of potential business disruptions, including power shortages, telecommunications failures, water shortages, floods, fires, earthquakes, extreme weather conditions, medical epidemics and other natural or manmade disasters or other interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. Moreover, we rely on third parties to supply various ingredients and other items which are critical for producing our product candidates.

We currently use one supplier for each of our two active ingredients, triptolide and VCD. Our ability to produce our product candidates would be disrupted if the operations of these suppliers are affected by a man made or natural disaster or other business interruption. Because triptolide is sourced from China and other Asian countries, we have a greater risk of supply interruption, including as a result of tariff and trade disputes, or disruptive events like the outbreak of COVID-19. The ultimate impact on our operations from any business interruption impacting us or any of our significant suppliers is unknown, but our operations and financial condition would likely suffer adverse consequences. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows from future prospects.

We are dependent on triptolide, a key ingredient for ContraPest, which has limited sources and must be in a very refined condition.

If we are unable to develop additional sources of or alternatives to triptolide, a key ingredient for ContraPest, our long-term ability to produce ContraPest at a cost effective price could be in jeopardy. If market demand for triptolide causes the price to increase beyond our ability to market at a competitive price or causes the quality of the refined ingredient to be less than needed for our production, our ability to commercialize ContraPest could be limited or delayed, which would adversely affect our business, results of operations and financial condition.

A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.

We may seek regulatory approval of our product candidates outside of the United States and, in that case, we expect that we will be subject to additional risks related to operating in foreign countries if we obtain the necessary approvals, including the following:

•        differing regulatory requirements in foreign countries;

•        unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•        economic weakness, including inflation or political instability in particular foreign economies and markets;

•        compliance with tax, employment, immigration and labor laws for employees living or traveling internationally;

•        foreign taxes, including withholding of payroll taxes;

•        foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•        difficulties staffing and managing foreign operations;

•        workforce uncertainty in countries where labor unrest is more common than in the United States;

•        potential liability under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, or comparable foreign regulations;

•        challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

•        production shortages resulting from any events affecting raw material supply or manufacturing capabilities internationally; and

•        business interruptions resulting from geopolitical actions, including war and terrorism.

These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

Risks Related to Our Intellectual Property and Legal Actions

If we fail to obtain or protect intellectual property rights, our competitive position could be harmed.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws, and confidentiality, licensing, and other agreements with employees and third parties, all of which offer only limited protection. Our commercial success will depend in part on our ability to obtain and maintain intellectual property protection in the United States and other countries with respect to our proprietary technology and products. Where we deem appropriate, we seek to protect our proprietary position by filing patent applications in the United States and internationally related to our novel technologies and products that are important to our business. However, our financial resources constrain us from seeking protection in every instance, so we may rationalize and selectively pursue expensive patent protection. Patent positions can be highly uncertain, involve complex legal and factual questions and be the subject of litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patents, including those patent rights licensed to us by third parties, are highly uncertain.

The steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, both inside and outside the United States. The rights already granted under any of our currently issued patents and those that may be granted under future issued patents may not provide us with the proprietary protection or competitive advantages we are seeking. If we are unable to obtain and maintain protection for our technology and products, or if the scope of the protection obtained is not sufficient, our competitors could develop and commercialize technology and products similar or superior to ours, and our ability to successfully commercialize our technology and products may be adversely affected.

With respect to patent rights, we do not know whether any of our pending patent applications for any of our technologies or products will result in the issuance of patents that protect such technologies or products, or if our licensed patent will effectively prevent others from commercializing competitive technologies and products. Our pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. Further, the examination process may require us to narrow the claims for our pending patent applications, which may limit the scope of patent protection that may be obtained if these applications issue. Because the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, issued patents that we own or have licensed from third parties may be challenged in the courts or patent offices in the U.S. and internationally. Such challenges may result in the loss of patent protection, the narrowing of claims in such patents, or the invalidity or unenforceability of such patents, which could limit our ability to stop others from using or commercializing similar or identical technology and products or limit the duration of the patent protection for our technology and products. Protecting against the unauthorized use of our patented technology, trademarks and other intellectual property rights, is expensive, difficult, and in some cases, may not be possible. In some cases, it may be difficult or impossible to detect third party infringement or misappropriation of our intellectual property rights, even in relation to issued patent claims, and proving any such infringement may be even more difficult.

Intellectual property rights do not necessarily address all potential threats to any competitive advantage we may have.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•        others may be able to make compounds that are the same as or similar to our future products but that are not covered by the claims of the patents that we own or have exclusively licensed;

•        we might not have been the first to file patent applications covering certain of our inventions;

•        others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing on our intellectual property rights;

•        issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•        our competitors might conduct research and development activities in the U.S. and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•        we may not develop additional proprietary technologies that are patentable or otherwise protectable;

•        employees may violate confidentiality and proprietary invention assignment agreements and we may not have the resources to enforce those agreements or otherwise enforce our patent rights; and

•        the patents of others may have an adverse effect on our business.

Our technology may be found to infringe third party intellectual property rights.

Third parties may in the future assert claims or initiate litigation related to their patent, copyright, trademark and other intellectual property rights in technology that is important to us. The asserted claims and/or litigation could include claims against us, our licensors, or our suppliers alleging infringement of intellectual property rights with respect to our product candidates or components of those products. Regardless of the merit of the claims, they could be time consuming, resulting in costly litigation and diversion of technical and management personnel, or require us to develop non-infringing technology or enter into license agreements. We cannot assure you that licenses will be available on acceptable terms, if at all. Furthermore, because of the potential for significant damage awards, which are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims resulting in large settlements. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results and financial condition could be materially adversely affected.

If our product candidates, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to take certain actions, including the following:

•        obtain licenses, which may not be available on commercially reasonable terms, if at all;

•        redesign our product candidates or processes to avoid infringement;

•        stop using the subject matter claimed to be held by others;

•        pay damages; or

•        defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development of our product candidates. It may be necessary for us to use the patented or proprietary technology of a third party to manufacture or otherwise commercialize our own technology or products, in which case we would be required to obtain a license from such third party. Licensing such intellectual property may not be available or may not be available on commercially reasonable terms, which could have a material adverse effect on our business and financial condition.

We may be subject to legal proceedings in the ordinary course of our business that could result in significant harm to our business, financial condition and operating results.

We could be subject to legal proceedings and claims from time to time in the ordinary course of our business, including actions arising from tort, contract or other claims. See the information set forth under the headings “Legal Proceedings” and in the related notes to financial statements in the Company’s periodic reports on Form 10-K, 10-Q and 8-K incorporated by reference herein. Litigation is expensive, time consuming, and could divert management’s attention away from running our business. The outcome of litigation or other proceedings is subject to significant uncertainty, and it is possible that an adverse resolution of one or more such proceedings could result in reputational harm and/or significant monetary damages, injunctive relief or settlement costs that could adversely affect our results of operations or financial condition as well as our ability to conduct our business as it is presently being conducted. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims and might not be available on terms acceptable to us. In addition, regardless of merit or outcome, claims brought against us that are uninsured or underinsured could result in unanticipated costs, which could harm our business, financial condition and operating results and reduce the trading price of our stock.

For example, we have become aware that we were involved in a transaction in which an investor of the Company may have resold approximately 175,000 shares of our common stock pursuant to a registration statement that had not yet been declared effective by the Securities and Exchange Commission (SEC). As a result, it is possible that the SEC could bring an action against us, or we may ultimately be responsible for an action for rescission by purchasers of the securities that were resold. If the SEC were to bring such an enforcement action against us, or if purchasers were to bring such an action for rescission, it may have a material adverse effect on our financial position.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the use of ContraPest and any of our other products. If we cannot successfully defend ourselves against claims from our product users, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in the following:

•        decreased demand for any product that we may develop;

•        termination of field studies or other research and development efforts;

•        injury to our reputation and significant negative media attention;

•        significant costs to defend the related litigation;

•        substantial monetary awards to plaintiffs;

•        loss of revenue;

•        diversion of management and scientific resources from our business operations; and

•        the inability to commercialize our product candidates.

We may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. Large judgments have been awarded in class action lawsuits based on products that had unanticipated side effects, including, without limitation, any potential adverse effects of our products on humans or other species. A successful product liability claim or series of claims brought against us, particularly if judgments exceed our insurance coverage, could decrease our cash and adversely affect our business.

Risks Related to our Reporting and Cybersecurity

We have not fully assessed our internal control over financial reporting. If we experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

Our Annual Report on Form 10-K for the year ended December 31, 2021 does not include an attestation report of our registered public accounting firm due to a transition period established by rules of the SEC for smaller reporting companies. As a result, we have not yet fully assessed our internal control over financial reporting and are unable to assure that the measures we have taken to date, together with any measures we may take in the future, will be sufficient to remediate the control deficiencies that led to our material weaknesses in our internal control over financial reporting, or to avoid potential future material weaknesses.

If we are unable to develop and maintain an effective system of internal control over financial reporting, successfully remediate any existing or future material weaknesses in our internal control over financial reporting, or identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports and Nasdaq listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result.

Privacy breaches and other cyber security risks related to our business could negatively affect our reputation, credibility and business.

We are making sales through our new e-Commerce tool, which depends on information technology systems and networks. We are also responsible for storing data relating to our customers and employees and rely on third party vendors for the storage, processing and transmission of personal and Company information. Consumers, lawmakers and consumer advocates alike are increasingly concerned over the security of personal information transmitted over the Internet, consumer identity theft and privacy. We do not control our third-party service providers and cannot guarantee that they have implemented reasonable security measures to protect our employees’ and customers’ identity and privacy, or that no electronic or physical computer break-ins or security breaches will occur in the future. Our systems and technology are vulnerable from time-to-time to damage, disruption or interruption from, among other things, physical damage, natural disasters, inadequate system capacity, system issues, security breaches, “hackers,” email blocking lists, computer viruses, power outages and other failures or disruptions outside of our control. A significant breach of customer, employee or Company data could damage our reputation and our relationship with customers, and could result in lost sales, sizable fines, significant breach-notification costs and lawsuits, as well as adversely affect our results of operations. We may also incur additional costs in the future related to the implementation of additional security measures to protect against new or enhanced data security and privacy threats, or to comply with state, federal and international laws that may be enacted to address those threats.

Risks Related to our Capital Stock, Funding and Trading in our Stock

We have incurred significant operating losses every quarter since our inception and anticipate that we will continue to incur significant operating losses in the future.

Investment in product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to become commercially viable or gain regulatory approval. To date, we have financed our operations primarily through the sale of equity securities and debt financings as well as research grants. We have not generated sufficient revenue from product sales to date to achieve profitability. We continue to incur significant sales, marketing, research, development, and other expenses related to our ongoing operations. As a result, we are not profitable and have incurred losses in every reporting period since our inception. For the years ended December 31, 2021 and 2020, we reported net losses of $8.3 million and $8.4 million, respectively. For the nine months ended September 30, 2022, we reported a net loss of $7.5 million. As of December 31, 2021, and September 30, 2022, we had accumulated deficits since inception of $120.1 million and $113 million, respectively.

Since inception, we have dedicated a majority of our resources to the discovery and development and marketing of our proprietary product candidates. We expect to continue to incur significant expenses and operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. In particular, we expect to incur substantial and increased expenses as we perform the following:

•        attempt to achieve market acceptance for our products;

•        continue to establish an infrastructure for the sales, marketing and distribution of ContraPest and any other product candidates for which we may receive regulatory approval;

•        scale up manufacturing processes and quantities for the commercialization of ContraPest and any other product candidates for which we receive regulatory approval;

•        continue the research and development of ContraPest and our other product candidates, including engaging in any necessary field studies;

•        seek regulatory approvals for ContraPest in various jurisdictions and for our other product candidates;

•        expand our research and development activities and advance the discovery and development programs for other product candidates;

•        maintain, expand and protect our intellectual property portfolio; and

•        add operational, financial and management information systems and personnel, including personnel to support our clinical development and commercialization efforts and operations as a public company.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If ContraPest or any other product candidate does not gain or maintain sufficient regulatory approval, or if approved, fails to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are unable to continue as a going concern, our securities will have little or no value.

We have incurred operating losses since our inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. Our financial statements as of December 31, 2021 and 2020 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm included in its opinion for the years ended December 31, 2021, and 2020 an explanatory paragraph referring to our net loss from operations and net capital deficiency and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. If we encounter continued issues or delays in the commercialization of ContraPest or greater than anticipated expenses, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future and continue as a going concern. There are no assurances that such financing, if necessary, will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through financings, sales of our products, licensing fees, royalty payments or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate sufficient product revenues, we expect to finance our cash needs primarily through the sale of equity securities and debt financings, and possibly through credit facilities and government and foundation grants. We may also seek to raise capital through third party collaborations, strategic alliances and similar arrangements. We currently do not have any committed external source of funds.

Raising funds in the future may present additional challenges and future financing may not be available in sufficient amounts or on terms acceptable to us, if at all. The terms of any financing arrangements we enter into may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities by us, or the possibility of such issuance, may cause the market price of our shares to decline. For example, during 2020, we completed equity financings that resulted in the issuance of shares of Common Stock and warrants to purchase Common Stock, resulting in substantial dilution to the existing stockholders. Similarly, in the first quarter of 2021, we again issued shares of Common Stock and warrants to purchase Common Stock, resulting in additional substantial dilution to the existing stockholders. We generally have raised capital as the opportunity arises.

Certain of our agreements with investors and our outstanding warrants contain provisions that impose limitations on our ability to participate in certain variable rate transactions, including at-the-market transactions, which may limit our opportunities to obtain financing in sufficient amounts or on acceptable terms. The sale of additional equity or convertible debt securities would dilute all of our stockholders, and if such sales occur at a deemed issuance price that is lower than the current exercise price of our outstanding warrants sold to investors in November 2017, the exercise price for those warrants would adjust downward to the deemed issuance price pursuant to price adjustment protection contained within those warrants. Our various warrants contain other terms that may affect our fundraising. In connection with this offering, we may agree to amend the terms of certain of our outstanding warrants held by certain significant purchasers in this offering. Any such amendments may, among other things, decrease the exercise prices or increase the term of exercise of those warrants.

The incurrence of indebtedness through credit facilities would result in increased fixed payment obligations and, potentially, the imposition of restrictive covenants. Those covenants may include limitations on our ability to incur additional debt, making capital expenditures or declaring dividends, and may impose limitations on our ability to acquire, sell, or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

If we raise additional funds through collaborations, strategic alliances, or licensing arrangements or other marketing or distribution arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts, or grant others rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Our share price is volatile, which could subject us to securities class action litigation and your investment in our securities could decline in value.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section, and others beyond our control, including the following:

•        market acceptance and commercialization of our products;

•        our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply, and regulatory approvals;

•        our ability to remain listed on Nasdaq;

•        results and timing of our submissions with the regulatory authorities;

•        failure or discontinuation of any of our development programs;

•        regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;

•        failure to achieve pricing acceptable to the market;

•        regulatory actions with respect to our products or our competitors’ products;

•        actual or anticipated fluctuations in our financial condition and operating results or our continuing to sustain operating losses;

•        competition from existing products or new products that may emerge;

•        announcements by us or our competitors of significant acquisitions, strategic arrangements, joint ventures, collaborations or capital commitments;

•        issuance of new or updated research or reports by securities analysts;

•        announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases or if the financing efforts result in a price adjustment to certain outstanding warrants;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•        disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•        entry by us into any material litigation or other proceedings;

•        sales of our Common Stock by us, our insiders, or our other stockholders;

•        exercise of outstanding warrants;

•        market conditions for equity securities; and

•        general economic and market conditions unrelated to our performance.

Furthermore, the capital markets can experience extreme price and volume fluctuations that may affect the market prices of equity securities of many companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. You may not realize any return on your investment in us and may lose some or all of your investment.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of the shares and dilute stockholders.

Future sales of a substantial number of shares of our Common Stock, or the perception that such sales will occur, could cause a decline in the market price of our Common Stock. This is particularly true if we sell our stock at a discount. As of October 18, 2022, we had 121,214 shares of our Common Stock subject to outstanding warrants that contain anti-dilution adjustments that provide for an adjustment to the exercise price for certain dilutive issuances of securities. If we offer or issue additional securities at a deemed price lower than the current exercise price of these outstanding warrants, these warrants will adjust pursuant to the price adjustment protection contained within these warrants. For example, our January 2020 registered direct offering resulted in an additional downward adjustment of the exercise price of these warrants from $19.00 per share to $7.13 per share and to $2.1122 on January 28, 2020 and March 4, 2020, respectively and our inducement offering in October 2020 resulted in an additional downward adjustment of the exercise price of these warrants from $2.1122 per share to $1.3659 per share. Any future issuance of Common Stock or securities convertible or exercisable into our Common Stock could cause a further downward adjustment of the exercise price of these warrants to the deemed issuance price if the issuance price is less than the exercise price of the warrants at the time of the new issuance.

Also, in the future, we may issue additional shares of our Common Stock or other equity or debt securities convertible into Common Stock in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our common share price to decline.

An active market in the shares may not continue to develop in which investors can resell our Common Stock.

We cannot predict the extent to which an active market for our Common Stock will continue to develop or be sustained, or how the development of such a market might affect the market price for our Common Stock. Market conditions in effect at the time you acquire our stock may not be indicative of the price at which our Common Stock will trade in the future. Investors may not be able to sell their Common Stock at or above the price they acquired it.

If securities or industry analysts, or other sources of information, do not publish research, or publish inaccurate or unfavorable research or other information about our business, our stock price and trading volume could decline.

The trading market for our Common Stock may depend on the research, reports and other information that securities or industry analysts, or other third-party sources of information, publish about us or our business. We do not have any control over these analysts or other third-party sources of information. From time to time inaccurate or unfavorable research or other information about our business, financial condition, results of operations and stock ownership may be published. We cannot assure that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price could decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. If incorrect or misleading information is disseminated publicly by third parties about us, our stock price could decline.

We may not be able to comply with all applicable listing requirements or standards of The Nasdaq Capital Market and Nasdaq could delist our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards. Previously, on September 26, 2018, March 20, 2019, February 20, 2020 and, most recently, on March 2, 2022, we received a letter from the listing qualifications staff of Nasdaq providing notification that the bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days and our Common Stock no longer met the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2). In each case, in accordance with Nasdaq Listing Rule 5810(c)(3) (A), we had an initial period of 180 calendar days to regain compliance. To regain compliance, the closing bid price of our Common Stock had to be $1.00 per share or more for a minimum of 10 consecutive business days at any time before the expiration of the initial compliance period.

In the event that we would have been unable to regain compliance with Rule 5550(a)(2) during the initial compliance, Nasdaq rules provide that we may be eligible for an additional 180 calendar day compliance period. Most recently, we received notice that we are eligible for such an additional 180 calendar days, until February 27, 2023, to regain compliance. To qualify, we needed to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. On October 12, 2022, our stockholders approved a reverse stock split of our Common Stock, par value $.001 per share, at a ratio of not less than 1-for-5 and not more than 1-for-20, with the actual ratio to be determined by our board of directors. On November 15, 2022, the Reverse Split Committee of our Board of Directors approved a final split ratio of one-for-twenty (1:20). Following such approval, we filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m., Eastern Time on November 15, 2022. The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock splits we have undertaken to address such compliance failure, given the reduced number of shares that are outstanding following a reverse stock split. In addition, reverse stock splits may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

In the event that we are unable to establish compliance, or again become non-compliant, with Rule 5550(a)(2) and cannot re-establish compliance within the require timeframe, our Common Stock could be delisted from The Nasdaq Capital Market, which could have a material adverse effect on our financial condition and which would cause the value of our Common Stock to decline. If our Common Stock is not eligible for listing or quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it would become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our Common Stock to decline further. In addition, it may be difficult for us to raise additional capital if we are not listed on a national securities exchange.

Our reverse stock splits may decrease the liquidity of the shares of our Common Stock.

On October 12, 2022, our stockholders approved a reverse stock split of our Common Stock, par value $0.001 per share, at a ratio of not less than 1-for-5 and not more than 1-for-20, with the actual ratio to be determined by our board of directors. On November 15, 2022, the Reverse Split Committee of our Board of Directors approved a final split ratio of one-for-twenty (1:20) to regain compliance with the Nasdaq minimum bid price requirement prior to the offering described in this prospectus. The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock splits given the reduced number of shares that are outstanding following the reverse stock splits. In addition, the reverse stock splits increased the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split, including the one that we expect to implement shortly prior to the completion of this offering, will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Our corporate documents, Delaware law and certain warrants contain provisions that could discourage, delay or prevent a change in control of our company.

Provisions in our amended and restated certificate of incorporation and our bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our amended and restated certificate of incorporation currently provides for a staggered board of directors, whereby directors serve for three-year terms, with approximately one-third of the directors coming up for reelection each year. Having a staggered board will make it more difficult for a third party to obtain control of our board of directors through a proxy contest, which may be a necessary step in an acquisition of us that is not favored by our board of directors. Additionally, most of our warrants provide a Black Scholes value-based payment to the warrant holders in connection with certain transactions that may discourage, delay or prevent a merger or acquisition.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

Risks Related to this Offering

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The public offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our Common Stock.

Our board of directors will approve the public offering price and other terms of this offering after considering, among other things: the number of shares authorized in our Amended and Restated Certificate of Incorporation; the current market price of our Common Stock; trading prices of our Common Stock over time; the volatility of our Common Stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; the characteristics of interested investors and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The public offering price may not be indicative of the fair value of the Common Stock.

If you purchase the Common Stock or Pre-Funded Warrants sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the combined price per share of our Common Stock, or Pre-Funded Warrants, and the accompanying Series Warrants being offered is higher than the book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. See the section entitled “Dilution” of this prospectus for a more detailed discussion of the dilution you will incur if you purchase Common Stock or Pre-Funded Warrants in this offering. To the extent outstanding stock options or warrants to purchase Common Stock, including the Series Warrants or the Placement Agent Warrants are exercised, there will be further dilution to new investors. The issuance of additional shares of our Common Stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

There is no public market for the Pre-Funded Warrants or the Series Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Series Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Series Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the Pre-Funded Warrants or the Series Warrants will be limited.

Holders of Pre-Funded Warrants or Series Warrants purchased in this offering will have no rights as Common Stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of Pre-Funded Warrants or Series Warrants acquire shares of our Common Stock upon exercise of the Pre-Funded Warrants or Series Warrants, as applicable, holders of Pre-Funded Warrants or Series Warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants or Series Warrants. Upon exercise of the Pre-Funded Warrants or Series Warrants, the holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the Series Warrants and Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our Amended and Restated Certificate of Incorporation, certain provisions of the Series Warrants and Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. Such Series Warrants and Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Series Warrants and Pre-Funded Warrants. Further, the Series Warrants and Pre-Funded Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such the Series Warrants and Pre-Funded Warrants will have the right, at their option, to require us to repurchase such the Series Warrants and Pre-Funded Warrants at a price described in the Series Warrants and Pre-Funded Warrants. These and other provisions of the Series Warrants and Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The sale of our Common Stock or Pre-Funded Warrants, as applicable, and the Series Warrants in this offering could result in the reset of the exercise price of certain outstanding warrants.

We have outstanding warrants to purchase 121,214 shares of our Common Stock with an exercise price that may be subject to further adjustment for certain dilutive issuances of securities. Subject to certain exceptions, the terms of these warrants provide that (i) if we sell Common Stock at a price per share less than the then-current exercise price, or securities which are convertible or exercisable into shares of Common Stock at an effective per share price less than the then current exercise price, then we are required to reduce the exercise price of the warrants to be the lower price of such subsequent sale, or (ii) if we sell securities which are convertible or exercisable into shares of Common Stock at a price which varies or may vary with the market price of the shares of our Common Stock, including by way of one or more reset(s) to a fixed price, the holders of such securities have the right to substitute the variable price for the exercise price.

The Series Warrants in this offering are speculative in nature.

The Series Warrants in this offering do not confer any rights of Common Stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price, as the case maybe. In addition, following this offering, the market value of the Series Warrants, if any, is uncertain and there can be no assurance that the market value of the Series Warrants will equal or exceed their imputed offering price and consequently, whether it will ever be profitable for holders of the Series Warrants to exercise such warrants. The Series Warrants will not be listed or quoted for trading on any market or exchange.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

This is a best efforts offering. No minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

EXPLANATORY NOTE REGARDING REVERSE STOCK SPLIT

On October 12, 2022, our stockholders approved, based upon the recommendation of the Board of Directors, a reverse stock split of our Common Stock, par value $0.001 per share, at a ratio of not less than 1-for-5 and not more than 1-for-20, with the actual ratio to be determined by our board of directors (the “2022 Reverse Split”). On November 15, 2022, the Reverse Split Committee of our Board of Directors approved a final split ratio of one-for-twenty (1:20). Following such approval, we filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m., Eastern Time on November 15, 2022. The number of authorized shares of our Common Stock will remain unchanged at 100,000,000 shares after the 2022 Reverse Split. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock, except with respect to shares subject to an award granted under the registrant’s equity incentive plan in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, which will be rounded down to the nearest whole share. The conversion or exercise prices of our issued and outstanding convertible securities, stock options, and warrants will be adjusted accordingly. Unless otherwise indicated, the share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this prospectus have been adjusted to give effect to the 2022 Reverse Split.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4,250,000 based on the sale of 67,572 shares of Common Stock, Pre-Funded Warrants to purchase 1,361,000 shares of Common Stock and accompanying Series Warrants at a public offering price of $3.50 per share of Common Stock (less $0.0001 per Pre-Funded Warrant) and the Series Warrants, after deducting the Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the Series Warrants being issued in this offering.

These estimates exclude the proceeds, if any, from the exercise of the Series Warrants issued in this offering. We cannot predict when or if these Series Warrants will be exercised. It is possible that these Series Warrants may expire and may never be exercised. Additionally, the Series Warrants contain a cashless exercise provision that permit exercise of the Series Warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

We intend to use the net proceeds of this offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is listed on The Nasdaq Stock Market under the symbol “SNES.” A description of the Common Stock that we are issuing in this offering is set forth under the heading “Description of Securities We Are Offering.” We do not intend to apply for the listing of the Pre-Funded Warrants or the Series Warrants that are part of this offering on any national securities exchange.

The last reported sale price for our Common Stock on November 16, 2022 was $3.25 per share.

Holders

As of September 30, 2022, we had 695 record holders of our Common Stock, and no preferred stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our Common Stock and publicly traded warrants is Transfer Online, Inc. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, Oregon 97214.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

•        on an actual basis; and

•        on an as-adjusted basis, after giving effect to the application of the net proceeds of this offering, and after deducting the Placement Agent fees and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements incorporated by reference into this prospectus. See “Summary of the Offering” in this prospectus for information relating to the number of shares of our Common Stock to be outstanding after this offering.

	As of September 30, 2022
	(In thousands, except share numbers)
	Actual	As Adjusted for this Offering
Cash and cash equivalents	$2,792	$7,042
Stockholders’ (Deficit) Equity:
Series A Preferred stock, par value $0.001 per share; 2,000,000 shares authorized; -0- shares outstanding as of September 30, 2022	—
Series B Preferred stock, par value $0.001 per share; 7,515,000 shares authorized; -0- shares outstanding as of September 30, 2022	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized; 610,648 shares issued and outstanding, actual; 678,220 shares issued and outstanding, as adjusted, as of September 30, 2022	0.61	0.68
Additional paid-in capital	123,112	127,360
Accumulated deficit	(120,055)	(120,055)
Total Stockholders’ Equity	$3,057	$7,307

The discussion and table above are based on 610,648 shares of our Common Stock outstanding as of September 30, 2022, which excludes shares of our Common Stock that may be issued upon exercise of Pre-Funded Warrants and Series Warrants issued in this offering, 128,742 shares of Common Stock issuable upon exercise of outstanding options, 226,572 shares of Common Stock issuable upon exercise of outstanding warrants, 210,670 shares available for grant under our 2018 Equity Incentive Plan as of such date and shares of Common Stock issuable upon exercise of the Placement Agent Warrants to be issued pursuant to this prospectus.

Dilution

If you invest in our Common Stock and/or Pre-Funded Warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the effective public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of September 30, 2022 was approximately $3 million, or $8.14 per share of our Common Stock (based upon 610,648 shares of our Common Stock outstanding). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock.

After giving effect to the sale of shares of our Common Stock (or Pre-Funded Warrants) and accompanying Series Warrants in this offering at the combined public offering price of $3.50 per share (less $0.0001 per Pre-Funded Warrant) and Series Warrants, and after deducting the Placement Agent fee and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Series Warrants and Pre-Funded Warrants issued in this offering, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $7,300,000, or $3.58 per share of Common Stock. This represents an immediate decrease in as adjusted net tangible book value of $1.43 per share to our existing stockholders, and an immediate dilution of $(0.08) per share to new investors purchasing securities in this offering at the combined public offering price.

The following table illustrates this dilution on a per share basis:

Combined public offering price per share and accompanying Series Warrants		$3.50
Historical net tangible book value per share as of September 30, 2022	$5.01
Decrease in net tangible book value per share attributable to investors in this offering	$(1.43)
As adjusted net tangible book value per share after giving effect to this offering		$3.58
Dilution per share to investors participating in this offering		$(0.08)

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the Pre-Funded Warrants and Series Warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering.

The discussion and table above are based on 610,648 shares of our Common Stock outstanding as of September 30, 2022, which excludes shares of our Common Stock that may be issued upon exercise of Pre-Funded Warrants and Series Warrants issued in this offering, 128,742 shares of Common Stock issuable upon exercise of outstanding options, 226,572 shares of Common Stock issuable upon exercise of outstanding warrants, 210,670 shares available for grant under our 2018 Equity Incentive Plan as of such date and shares of Common Stock issuable upon exercise of the Placement Agent Warrants to be issued pursuant to this prospectus.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our Common Stock are issued in the future, there may be further dilution to investors participating in this offering. In connection with this offering, we may agree to amend the terms of certain of our outstanding warrants held by certain significant purchasers in this offering. Any such amendments may, among other things, decrease the exercise prices or increase the term of exercise of those warrants. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of our Common Stock beneficially owned as of November 14, 2022, (i) by each person who is known to us to beneficially own 5% or more of the outstanding Common Stock, (ii) by each of our principal executive officer, our principal financial officer and our other executive officers and by each of our directors and (iii) by all executive officers and directors as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Number of Shares Issuable Upon Exercise of Warrants, and Options Exercisable or Vested as of November 14, 2022	Total Common Shares Beneficially Owned
			Shares	Owned
5% Owners:
Sandpiper Capital, LLC(1)	37,026	—	37,026	6.1%

Directors and Named Executive Officers:
Joel L. Fruendt	1	—	1	*
Thomas C. Chesterman	25	2,112	2,137	*
Steven Krause, Ph.D.	—	1,166	1,166	*
Jamie Bechtel, JD, Ph.D.	141	8,697	8,838	1.4%
Delphine François Chiavarini	66	5,439	5,505	*
Marc Dumont	371	4,254	4,625	*
Phil Grandinetti III	—	8,847	8,847	1.4%
Jake Leach	7,500	7,480	14,980	2.4%
Kenneth Siegel	1,757	10,469	12,226	2.0%
Matthew K. Szot	233	7,652	7,885	1.3
All current executive officers and directors as a group (11 persons)	10,094	57,646	67,740	10.1%

____________

*        Represents beneficial ownership of less than one percent (<1%).

(1)      Based on the statement on Amendment to Schedule 13G filed with the SEC on January 31, 2022, Sandpiper Capital, LLC has sole voting power over 6,900 shares and sole dispositive power over 37,026 shares. The address of Sandpiper Capital, LLC is 500 E. Plume St., Suite 109, Norfolk, VA 23510.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms of our Common Stock. For additional information about our authorized capital, including our Common Stock and our outstanding warrants to purchase Common Stock, we refer you to our amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect, which are included herein as Exhibit 3.1 and Exhibit 3.2, and our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect.

Our amended and restated certificate of incorporation provides for Common Stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock.

As of September 30, 2022, our Common Stock was held by approximately 695 stockholders of record. As of September 30, 2022, we had 135,876 shares of our Common Stock reserved for issuance under our 2018 Equity Incentive Plan.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. As discussed in “Risk Factors” above, certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change of control involving us that our stockholders may consider favorable. All outstanding shares of Common Stock are fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors or certain amendments of our amended and restated certificate of incorporation, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of Common Stock is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of Common Stock, is present in person or by proxy. Certain amendments to our amended and restated certificate of incorporation require the approval of holders of at least sixty-six and two-third percent (662/3%) of the voting power of all then-outstanding shares of our Common Stock entitled to vote generally in the election of directors, voting together as a single class.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

The shares of Common Stock offered by this prospectus, when issued and paid for, will also be fully paid and non-assessable.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, Oregon 97214.

Series Warrants

The following summary of certain terms and provisions of the Series Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series Warrants, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of Series Warrant for complete descriptions of the terms and conditions of the Series Warrants.

We are selling to investors in this offering of shares of our Common Stock (or Pre-Funded Warrants) a Series A Warrant to purchase one share of our Common Stock and a Series B Warrant to purchase one share of our Common Stock for each share of Common Stock (or Pre-Funded Warrant) purchased in this offering for a combined purchase price of $3.50 (less $0.0001 per Pre-Funded Warrant). The Series A Warrants and the Series B Warrants are referred to herein together as the “Series Warrants.”

Each Series A Warrant will be exercisable beginning on the Initial Exercise Date, which is the date of closing, at an exercise price of $3.165 per share, subject to adjustment. The Series A Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. Each Series B Warrant will be exercisable beginning on the Initial Exercise Date, at an exercise price of $3.165 per share, subject to adjustment. The Series B Warrants will be exercisable for thirteen months from the Initial Exercise Date, but not thereafter. No fractional shares of Common Stock will be issued in connection with the exercise of a Series Warrant. In lieu of fractional shares, we will round up to the next whole share.

Subject to limited exceptions, a holder of Series Warrants will not have the right to exercise any portion of its Series Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Series Warrants contain a “cashless exercise” feature that allows holders to exercise the Series Warrants without a cash payment to the Company upon the terms set forth in the Series Warrants, if, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares to the exercising Series Warrant holder.

In the case of certain fundamental transactions affecting the Company, a holder of Series Warrants, upon exercise of such Series Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s Common Stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Series Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Series Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Series Warrants.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Series Warrants will be subject to adjustment in the event of any stock dividends and splits, recapitalization, reorganization or similar transaction, as described in the Series Warrants.

We do not intend to list the Series Warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the Series Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Series Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Series Warrants and may be transferred separately immediately thereafter.

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock.

At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our amended and restated certificate of incorporation.

Our board of directors is divided into three classes with staggered three-year terms. These provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•        Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (662/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•        Any merger or consolidation involving the corporation and the interested stockholder;

•        Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•        Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•        Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•        The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

However, this exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, this provision may apply to Securities Act claims and federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this provision and that our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated August 29, 2022 and amended October 21, 2022 and November 11, 2022 (the “Placement Agent Agreement”), we have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with institutional investors, at such investor’s option, which purchase our securities in this offering. Investors which do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about November 18, 2022. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in this offering and to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000 and for the Placement Agent’s costs for the clearing agent, in an amount up to $15,950. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering and up to $40,000 or 3% of the aggregate gross proceeds of this offering, whichever is less, for non-accountable expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $175,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 107,143 shares of Common Stock (which represents 7.5% of the aggregate number of shares of shares of Common Stock issued in this offering and issuable upon the exercise of the Pre-Funded Warrants issued in this offering) with an exercise price of $4.375 per share (representing 125% of the combined public offering price per share and accompanying Series Warrants) and exercisable for five years from the date of the commencement of sales in this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent, other than certain private placement transactions involving issuances of securities to an operating company or an owner of an asset in a business synergistic with our business.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the Placement Agent Agreement, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price

Our Common Stock is currently traded on The Nasdaq Stock Market under the symbol “SNES.” On November 16, 2022 the closing price of our Common Stock was $3.25 per share.

There is a material disparity between the offering price of the shares of our Common Stock and Pre-Funded Warrants being offered under this prospectus and the market price of the Common Stock at the date of this prospectus. We believe that the market price of our Common Stock at the date of this prospectus is not the appropriate public offering price for the shares of our Common Stock, or the Pre-Funded Warrants, because the market price is affected by a number of factors. The final combined public offering price was determined by negotiation between us, the Placement Agent and the investors in this offering. The principal factors considered by us and the Placement Agent in determining the final public offering price included:

•        the recent trading history of our Common Stock on The Nasdaq Capital Market, including market prices and trading volume of our Common Stock;

•        the current market price of our Common Stock on The Nasdaq Capital Market;

•        the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies;

•        the information set forth or incorporated by reference in this prospectus and otherwise available to the Placement Agent;

•        our past and present financial performance and an assessment of our management;

•        our prospects for future earnings and the present state of our products;

•        the current status of competitive products and product developments by our competitors;

•        our history and prospects, and the history and prospects of the industry in which we compete;

•        the general condition of the securities markets at the time of this offering; and

•        other factors deemed relevant by the Placement Agent and us.

The final public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of Common Stock and accompanying Series Warrants and/or the Pre-Funded Warrants and accompanying Series Warrants sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of Common Stock and accompanying Series Warrants and/or Pre-Funded Warrants and accompanying Series Warrants sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers and directors, representing beneficial ownership of 10.1% of our outstanding shares of Common Stock, have agreed with the Placement Agent to be subject to a lock-up period of 90 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc.

Other Relationships

The Placement Agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Placement Agent acted as the placement agent in connection with several private placements and registered offerings in the past three years and it received compensation for each such offering. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Placement Agent may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. See “Where You Can Find Additional Information.”

Nasdaq Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”

Amendments to Plan of Distribution

This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Haynes and Boone, LLP, New York, New York is acting as counsel for the Placement Agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of the Company as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern, as described in Note 1 to the financial statements), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this registration statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022.

•        Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 13, 2022, August 12, 2022 and November 14, 2022, respectively; and

•        Our Current Reports on Form 8-K filed with the SEC on January 5, 2022, March 4, 2022, June 29, 2022, August 11, 2022, August 26, 2022, September 1, 2022, October 14, 2022, November 14, 2022 and November 15, 2022.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.
23460 N 19th Ave., Suite 110
Phoenix, AZ 85027
Attn: Secretary
(928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

SenesTech, Inc.

67,572 shares of Common Stock and Accompanying Series A Warrants to Purchase 67,572 Shares of Common Stock and Series B Warrants to Purchase 67,572 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,361,000 Shares of Common Stock and Accompanying Series A Warrants to Purchase 1,361,000 Shares of Common Stock and Series B Warrants to Purchase 1,361,000 Shares of Common Stock

1,361,000 Shares of Common Stock Underlying the Pre-Funded Warrants, 1,428,572 Shares of Common Stock Underlying the Series A Warrants and 1,428,572 Shares of Common Stock Underlying the Series B Warrants

Placement Agent Warrants to Purchase 107,143 Shares of Common Stock

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PROSPECTUS

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H.C. Wainwright & Co.

November 16, 2022